UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 12, 2007 (January 11, 2007)

NEWMARKET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2007, Foundry Park I, LLC, a wholly owned subsidiary (the “Landlord”) of NewMarket Corporation (the “Company”), entered into a Deed of Lease Agreement (the “Lease”) with MeadWestvaco Corporation (the “Tenant”), pursuant to which the Tenant will lease a building (the “Building”) to be built on approximately 3.2 acres of real property (the “Real Property”) owned by the Landlord. The Real Property is part of a larger office park and mixed use development known as “Foundry Park,” consisting of two parcels, the Real Property and the “Foundry Park II Parcel.” The Building is designed to include approximately 315,000 rentable square feet of building space. In addition to the Building, the Tenant has the right to parking facilities that are expected to contain approximately 1,050 parking spaces, and the right to use all common areas within the Building and Foundry Park.

The Landlord plans to invest between approximately $110 million and $140 million in completing construction of the Building, approximately 80% of which the Landlord expects to finance through construction and permanent indebtedness, either on a recourse or non-recourse basis. The Landlord expects construction to require at least two years to complete. The Lease, which will cover the entire Building, is a long-term lease with lease payments at competitive market rates.

This summary of the Lease does not purport to be complete. A copy of the Lease will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Safe Harbor Statement

Some of the information contained in this Current Report on Form 8-K constitutes a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, construction delays, ability to obtain financing on acceptable terms, fluctuations in the real estate markets, unknown environmental liabilities and contract breaches.

You should keep in mind that any forward-looking statement made by the Company in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for the Company predict these events or how they may affect the Company. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2007

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President & Treasurer